Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

January 2010 Performance Update

The Frontier Fund Supplement Dated February 9, 2010 to Prospectus Dated January 28, 2010

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	January 31, 2010	January 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	-5.34%	-5.34%	$131.59
Balanced Series-2a	-5.39%	-5.39%	$111.26
Campbell/Graham/Tiverton Series-2	-5.06%	-5.06%	$114.96
Currency Series-2	-0.95%	-0.95%	$90.47
Long/Short Commodity Series-2	-5.00%	-5.00%	$121.12
Winton/Graham Series-2	-6.78%	-6.78%	$119.69
Winton Series-2	-3.04%	-3.04%	$126.14
Long Only Commodity Series-2	-6.24%	-6.24%	$84.66
Managed Futures Index Series-2	1.40%	1.40%	$122.97

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of January 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(4,633,477.10)
Unrealized trading gain/(loss)			680,311.32
Less: commissions			(95,611.81)
Less: FCM fees			(24,474.44)
Foreign currency gain/(loss)			8,601.84
Interest income			12,004.09

Total Income			(4,052,646.10)

EXPENSES

Management fees			8,736.56
Incentive fees			54,225.57

Total Expenses			62,962.13

Net Income (Loss)			$(4,115,608.23)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	556,577.25892	$77,372,165.71	139.01
Current month additions	52.38307	7,264.51
Current month redemptions	(4,617.06875)	(624,049.60)
Net Income (loss) for current month		(4,115,608.23)

Net Asset Value, end of current month	552,012.57324	$72,639,772.39	131.59

	Monthly rate of return		-5.34%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(198,793.29)
Unrealized trading gain/(loss)			29,670.01
Less: commissions			(4,085.36)
Less: FCM fees			(1,045.56)
Foreign currency gain/(loss)			368.26
Interest income			3,475.07

Total Income			(170,410.87)

EXPENSES

Trading Fee			4,856.71
Management fees			366.29
Incentive fees			2,322.66

Total Expenses			7,545.66

Net Income (Loss)			$(177,956.53)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	28,048.35941	$3,298,566.08	117.60
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(177,956.53)

Net Asset Value, end of current month	28,048.35941	$3,120,609.55	111.26

	Monthly rate of return		-5.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(198,073.50)
Unrealized trading gain/(loss)			(267,084.90)
Less: commissions			(3,810.42)
Less: FCM fees			(3,844.16)
Foreign currency gain/(loss)			85.69
Interest income			44.45

Total Income			(472,682.84)

EXPENSES

Management fees			23,646.41
Incentive fees			66.87

Total Expenses			23,713.28

Net Income (Loss)			$(496,396.12)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	81,877.03660	$9,914,994.16	121.10
Current month additions	—	—
Current month redemptions	(664.00571)	(82,080.71)
Net Income (loss) for current month		(496,396.12)

Net Asset Value, end of current month	81,213.03089	$9,336,517.33	114.96

	Monthly rate of return		-5.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$12,492.08
Unrealized trading gain/(loss)			(132,709.11)
Net change in inter-series payables			116,881.48
Less: FCM fees			(5,489.67)
Interest income			7,657.13

Total Income			(1,168.09)

EXPENSES

Management fees			8,111.76
Incentive fees			11.01

Total Expenses			8,122.77

Net Income (Loss)			$(9,290.86)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	24,894.27078	$2,273,745.81	91.34
Current month additions	—	—
Current month redemptions	(10,011.48475)	(918,071.40)
Net Income (loss) for current month		(9,290.86)

Net Asset Value, end of current month	14,882.78603	$1,346,383.55	90.47

	Monthly rate of return		-0.96%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,482,037.30)
Unrealized trading gain/(loss)			802,260.37
Less: commissions			(19,199.45)
Less: FCM fees			(5,870.65)
Foreign currency gain/(loss)			95.50
Interest income			17,837.62

Total Income			(686,913.91)

EXPENSES

Management fees			59,600.62
Incentive fees			1,114.61

Total Expenses			60,715.23

Net Income (Loss)			$(747,629.14)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	117,544.23445	$14,986,104.22	127.49
Current month additions	—	—
Current month redemptions	(175.51552)	(22,578.66)
Net Income (loss) for current month		(747,629.14)

Net Asset Value, end of current month	117,368.71893	$14,215,896.42	121.12

	Monthly rate of return		-5.00%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(315,652.02)
Unrealized trading gain/(loss)			(488,698.78)
Less: commissions			(4,861.17)
Less: FCM fees			(4,872.35)
Foreign currency gain/(loss)			109.38
Interest income			4,909.79

Total Income			(809,065.15)

EXPENSES

Management fees			31,422.73
Incentive fees			133.84

Total Expenses			31,556.57

Net Income (Loss)			$(840,621.72)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	97,533.79517	$12,522,477.81	128.39
Current month additions	—	—
Current month redemptions	(1,106.19469)	(140,910.40)
Net Income (loss) for current month		(840,621.72)

Net Asset Value, end of current month	96,427.60048	$11,540,945.69	119.69

	Monthly rate of return		-6.78%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(18,934.54)
Unrealized trading gain/(loss)			(266,578.32)
Less: commissions			(844.09)
Less: FCM fees			(4,025.05)
Foreign currency gain/(loss)			(308.09)
Interest income			2,786.89

Total Income			(287,903.20)

EXPENSES

Management fees			20,979.29
Incentive fees			—

Total Expenses			20,979.29

Net Income (Loss)			$(308,882.49)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	78,428.82006	$10,203,862.24	130.10
Current month additions	—	—
Current month redemptions	(225.75114)	(30,110.62)
Net Income (loss) for current month		(308,882.49)

Net Asset Value, end of current month	78,203.06892	$9,864,869.13	126.14

	Monthly rate of return		-3.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(60,430.84)
Unrealized trading gain/(loss)			1,675.53
Less: commissions			—
Less: FCM fees			(368.49)
Foreign currency gain/(loss)			—
Interest income			1,526.95

Total Income			(57,596.85)

EXPENSES

Management fees			956.90
Incentive fees			—

Total Expenses			956.90

Net Income (Loss)			$(58,553.75)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	10,573.52810	$954,744.16	90.30
Current month additions	—	—
Current month redemptions	(162.91658)	(14,781.82)
Net Income (loss) for current month		(58,553.75)

Net Asset Value, end of current month	10,410.61152	$881,408.59	84.66

	Monthly rate of return		-6.24%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(32,631.84)
Unrealized trading gain/(loss)			62,129.27
Less: commissions			(503.26)
Less: FCM fees			(767.12)
Foreign currency gain/(loss)			(391.22)
Interest income			2,747.79

Total Income			30,583.62

EXPENSES

Management fees			3,430.52
Incentive fees			—

Total Expenses			3,430.52

Net Income (Loss)			$27,153.10

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,011.19317	$1,941,773.52	121.28
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		27,153.10

Net Asset Value, end of current month	16,011.19317	$1,968,926.62	122.97

	Monthly rate of return		1.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2